Exhibit 4.1

NEITHER THESE SECURITIES NOR THE SHARES OF COMMON STOCK ISSUABLE PURSUANT HERETO HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, NEITHER THESE SECURITIES NOR ANY SUCH SHARES OF COMMON STOCK MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

JINHAO MOTOR COMPANY

COMMON STOCK PURCHASE WARRANT

Initial Holder:	Original Issue Date: September 2, 2010
No. of Shares Subject to Warrant:
Exercise Price Per Share: $
Expiration Time: 5:00 p.m., Hong Kong time, on September 1, 2013

          Jinhao Motor Company, a Nevada corporation (the “Company”), hereby certifies that, for value received, the Initial Holder shown above, or its permitted registered assigns (the “Holder”), is entitled to purchase from the Company up to the number of shares of its common stock, par value $0.001 per share (the “Common Stock”), shown above (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at the exercise price shown above (as may be adjusted from time to time as provided herein, the “Exercise Price”), at any time and from time to time on or after original issue date indicated above (the “Original Issue Date”) and through and including the expiration time shown above (the “Expiration Time”), and subject to the following terms and conditions:

          This Warrant is being issued pursuant to a Securities Purchase Agreement, dated August 11, 2010 (the “SPA”), by and between the Company, the Holder and the other parties thereto, pursuant to which the Holder purchased units consisting of shares of the Company’s Series A Redeemable Convertible Preferred Stock.

          1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the SPA.

          2. List of Warrant Holders. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the Holder or, as the case may be, any registered transferee or assignee to which this Warrant is permissibly transferred or assigned hereunder from time to time). The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

          3. Restrictions on Transfer. The Holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant or the Warrant Shares may not occur except in compliance with federal and state securities laws.

          4. Exercise and Duration of Warrant.

                    (a) All or any part of this Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the Original Issue Date and through and including the Expiration Time. At the Expiration Time, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and shall no longer be outstanding.

                    (b) The Holder may exercise this Warrant by delivering to the Company: (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment by wire transfer of immediately available funds to an account designated by the Company of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (unless cashless exercise shall have been elected in accordance with the provisions of Section 4(c) hereof). The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall be required to deliver the original Warrant (or any replacement Warrant(s) that may have been subsequently issued) in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and any such replacement Warrant(s) that may have been subsequently issued, and the issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

                    (c) Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant by payment of cash, the Holder may exercise this Warrant by a cashless exercise and shall receive the number of Warrant Shares equal to an amount (as determined below) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

	X	=	Y (B-A)
B

Where	X	=	the number of Warrant Shares to be issued to the Holder.

	Y	=	the number of Warrant Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised.

A	=	the Exercise Price.

B	=	the Fair Market Value immediately preceding the date of the Exercise Notice.

“Fair Market Value” means (a) if the Common Stock is then listed or quoted on a national trading market, the volume weighted average price of the Common Stock for the 20 Trading Days preceding such Exercise Date (b) if the Common Stock is not then listed or quoted on a national trading market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for the 20 Trading Days preceding such Exercise Date on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average bid price per share of the Common Stock for the 20 Trading Days preceding such Determination Date as so reported, or (d) in all other cases, the value of the Common Stock as determined in good faith by the Company’s Board of Directors and the Holder. “Trading Day” shall mean a date on which the Company’s Common Stock trades on its principal trading market.

                    (d) The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

          5. Delivery of Warrant Shares.

                    (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three (3) Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends. The Holder, or any Person permissibly so designated by the Holder to receive Warrant Shares, shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through the Depository Trust and Clearing Corporation (“DTCC”) or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through DTCC or another established clearing corporation performing similar functions, if available. If as of the time of exercise the Warrant Shares constitute restricted or control securities, the Holder, by exercising, agrees not to resell them except in compliance with all applicable securities laws.

                    (b) To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                    (c) If the Company fails to cause its transfer agent to transmit to the Holder a certificate or the certificates (or, if electronically, a book-entry position) representing the Warrant Shares pursuant to the terms hereof by applicable delivery date, then the Holder will have the right to rescind such exercise.

          6. Forced Exercise.      (a) Anytime on or after the nine (9) month anniversary of the Original Issue Date, in the event that the volume weighted average price of the Common Stock as reported by the applicable trading market shall equal or exceed two hundred percent (200%) of the Exercise Price (subject to adjustment for any stock splits, combinations or similar events with respect to the Common Stock after the Original Issue Date) per share for twenty (20) consecutive Trading Days with an average daily trading volume of at least 100,000 shares, the Company shall, at anytime thereafter, with thirty (30) day written notice (the date of such notice, the “Forced Conversion Date”), be entitled to require the Holder to immediately exercise the Warrant, at the Exercise Price, for up to one-half of the Warrant Shares then covered by the Warrant on the Forced Conversion Date and the Holder shall exercise the Warrant upon Company’s request. For the avoidance of doubt, the Holder may exercise the Warrant by a cashless exercise as set forth in Section 4(c).

                    (b) After such date that the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Company shall not require the exercise of, and the Holder shall not be forced to exercise, this Warrant, pursuant to Section 6(a), to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would, solely as a result of the forced exercise, beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents (as defined in the SPA)) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 6(b) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder. The Company shall have no obligation but shall have the right to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(b), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (A) the Company’s most recent Form 10-Q or Form 10-K, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, may provide notice to the Company, to increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation shall be no less than 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 6. Any such increase or decrease shall be effective on the date of notice. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(b) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

          7. Charges, Taxes and Expenses. Issuance and delivery of certificates (or, if electronically, a book-entry position) representing the Warrant Shares shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or the Warrants in a name other than that of the Holder or its permitted transferees and assignees. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

          8. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a replacement Warrant, but only upon receipt of evidence or confirmation of such loss, theft or destruction, and customary and reasonable indemnity, if requested. Applicants for a replacement Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a replacement Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the replacement Warrant.

          9. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein; provided, that, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 10). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

          10. Certain Adjustments to Exercise Price. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 10.

                    (a) Adjustments for Stock Splits and Combinations and Stock Dividends. If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Exercise Price shall be proportionately adjusted. Any adjustments under this Section 10(a) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

                    (b) Merger Sale, Reclassification, etc. In case of any: (i) consolidation or merger (including a merger in which the Company is the surviving entity), (ii) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder of this Warrant, upon the exercise hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto.

                    (c) Anti-Dilution Adjustments in Variable Rate Transactions. If the Company enters into a Variable Rate Transaction (as defined in the Investors Rights Agreement dated August [__], 2010 by and between the Company and the parties thereto, the “IRA”), despite the prohibition thereon in the IRA, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. The Exercise Price shall be adjusted pursuant to the Certificate of Designation of Series A Redeemable Convertible Preferred Stock (the “Certificate of Designation”) to the extent such Variable Rate Transaction constitutes a dilutive issuance of Additional Shares of Common Stock (as defined in the Certificate of Designation).

                    (d) Adjustment to Notice. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 10, the Company shall promptly provide the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

          11. No Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of the Company’s Common Stock as reported by the applicable trading market on the Exercise Date.

          12. Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be delivered in accordance with the procedures set forth in Section 6.4 of the SPA.

          13. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

          14. Miscellaneous.

                    (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

                    (b) All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Any dispute, controversy or claim arising out of or relating to this Warrant or the transactions contemplated hereof, or the breach, termination or invalidity thereof, shall be settled by arbitration in Hong Kong under the UNCITRAL Arbitration Rules in accordance with the Hong Kong International Arbitration Centre Procedures for the Administration of International Arbitration in force at the date hereof. The place of the arbitration shall be Hong Kong and the language of the arbitration shall be English. There shall be only one arbitrator.

                    (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                    (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                    (e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

                    (f) No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

[Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

JINHAO MOTOR COMPANY

By: _________________________________
        Name: Tsoi Chak Shing
        Title: Chief Executive Director

Signature Page
Warrant

JINHAO MOTOR COMPANY

EXERCISE NOTICE

Ladies and Gentlemen:

The undersigned, pursuant to the provisions set forth in the attached Warrant hereby irrevocably elects to purchase ____________Warrant Shares covered by such Warrant, and is providing, herewith, the aggregate purchase price for such shares. Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

The undersigned intends that payment of the Warrant Price shall be made as (check one):

Cash Exercise _______                                   Cashless Exercise_______

If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $________by certified or official bank check (or via wire transfer) to the Company in accordance with the terms of the Warrant.

If the Holder has elected a Cashless Exercise, a certificate shall be issued to the Holder for the number of shares equal to the whole number portion of the product of the calculation set forth below, which is ___________. The Company shall pay a cash adjustment in respect of the fractional portion of the product of the calculation set forth below in an amount equal to the product of the fractional portion of such product and the VWAP of one share of Common Stock on the date of exercise, which product is ____________.

X = Y (B- A)
            B

Where:

The number of Warrant Shares to be issued to the Holder __________________(“X”).

The number of Warrant Shares purchasable upon exercise of all of the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised ___________________________(“Y”).

The Exercise Price ______________(“A”).

The 5-day average Fair Market Value of one share of Common Stock _______________________(“B”).

[Signature Page to Exercise Notice Follows]

Pursuant to this Exercise Notice, the Company shall deliver to the Holder the number of Warrant Shares determined in accordance with the terms of the Warrant and, in lieu of any fractional shares, cash.

Dated: _____________________________	HOLDER:

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By:

Title:

Signature Page
Warrant

JINHAO MOTOR COMPANY

FORM OF ASSIGNMENT
To be completed and signed only upon transfer of Warrant

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ the right represented by the within Warrant to purchase _________________ shares of Common Stock to which the within Warrant relates and appoints __________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: _____________________________	TRANSFEROR:

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By:

Title:

TRANSFEREE:

Print name

By:

Title:

WITNESS:
Address of Transferee:

Print name

Signature Page
Warrant